Exhibit 21

      The active subsidiaries owned directly or indirectly by Loral Space & Communications Ltd. as of March 1, 2004, all 100% owned (except as noted below) consist of the following:

Loral Space & Communications Corporation	Delaware
Loral SpaceCom Corporation	Delaware
Loral Communications Services, Inc.	Delaware
Loral Ground Services, L.L.C.	Delaware
Earth Station Ecuador CIA Ltda.	Ecuador
Loralsat CIA Ltda.	Ecuador
Space Systems/Loral, Inc.	Delaware
International Space Technology, Inc.(1)	Delaware
Cosmotech(1)	Russian Federation
SS/L Export Corporation	U.S. Virgin Islands
Loral Skynet International, L.L.C.	Delaware
Loral Satellite, Inc.	Delaware
Loral Orion, Inc.	Delaware
Loral CyberStar Global Services, Inc.	Delaware
Loral CyberStar International, Inc.	Delaware
Tel-Link Communications Private Limited	India
Loral CyberStar GmbH	Germany
Loral CyberStar Japan, Inc.	Delaware
ONS-Mauritius	Mauritius
Loral CyberStar Services, Inc.	Delaware
Loral CyberStar Holdings, L.L.C.	Delaware
Loral Asia Pacific Satellite (HK) Limited	Hong Kong
Loral CyberStar Americas do Brasil Ltda.	Brazil
Loral CyberStar Com do Brasil Ltda.	Brazil
Loral CyberStar de Argintina SRL	Argentina
Loral Skynet Network Services, Inc.	Delaware
Loral Skynet Network Services (Europe) Ltd.	United Kingdom
Loral CyberStar Data Services GmbH	Germany
Loral Skynet Network Services Holdings L.L.C.	Delaware
Loral CyberStar Data Americas do Brasil Ltda.	Brazil
Loral CyberStar Data do Brasil Ltda.	Brazil
Loral Canada Inc.	Delaware
Loral General Partner, Inc.	Delaware
Loral Holdings, Inc.	Delaware
Loral Mexico Holdings L.L.C.	Delaware
ATSS Mexico, Inc.	Delaware
ATSS/Loral Mexico, LP	Delaware
Mexico Satellite, LLC(3)	Delaware
Loral Holdings Ltd.	Bermuda
Loral Space do Brasil Ltda.	Brazil
Loral Skynet do Brasil Ltda.	Brazil

Loral CyberStar Ltd.	Bermuda
Loral Broadband Holdings, L.P.	Delaware
Loral CyberStar, L.L.C.	Delaware
CyberStar, L.P.	Delaware
CyberStar Licensee, L.L.C.	Delaware
CyberStar International, L.L.C.	Delaware
CyberStar Services, L.L.C.	Delaware
CyberStar, L.L.C.	Delaware
Loral Global Services N.V.	Netherlands Antilles
Loral Global Services B.V.	Netherlands
LGP (Bermuda) Ltd.	Bermuda
Loral Licensing Ltd.	Bermuda
Loral Space Licensing Limited	Cyprus
Loral Satmex Ltd.	Bermuda
Loral Satellite Ltd.	Bermuda
Loral Skynet (IOM) Limited	Isle of Man

NOTES

(1)	Only 47.7% Owned Directly or Indirectly

(2)	Only 99.5% Owned Directly or Indirectly

(3)	Only 77.78% Owned Directly or Indirectly